                                    EXHIBIT A
                             BASIC LEASE INFORMATION

Lease Date:                February 19, 1997

Landlord:                  Riggs Bank N.A., as Trustee of the
                           Multi-Employer Property Trust

Address of Landlord:       c/o Trammell Crow Company
                           626 120th Avenue N.E.
                           Suite B104 Bellevue, WA 98005

Tenant:                    Rosetta BioSystems, a Delaware corporation

Premises:                  12040 115th Ave NE
                           Suite 210
                           Kirkland, WA 98034

Paragraph 1                "Premises": approximately 18,691 rentable square feet
                           in Building G of approximately 31,637 rentable square feet, such Premises being shown and outlined in red on the plan attached hereto as Exhibit A, and being part of the real property described in Exhibit B attached hereto. Tenant accepts Landlord's approximation of the square footage of the Premises.

Paragraph 1                "Lease Term": Commencing on the "Commencement Date"
                           as hereinafter defined and ending 60 months thereafter, except that in the event the Commencement
                           Date is a date other than the first day of a calendar month, the Lease Term shall end 60 months after the last day of the calendar month containing the Commencement Date.

Paragraph 1                Scheduled Term Commencement Date: July 2, 1997.

Paragraph 2                Monthly Base Rent: $26,479.00, Triple Net.

Paragraph 2(B)             Security Deposit: $30,879.00. (See Additional
                           Paragraph 32: Letter of Credit).

Paragraph 4(A)             Tenant's Initial Monthly Escrow Payment for Taxes and
                           Other Charges: $1,962.00.

Paragraph 7                Tenant's Initial Monthly Common Area Maintenance
                           Charge: $2,251.

Paragraph 13(B)            Tenant's Initial Monthly Insurance Escrow Payment:
                           $187.00.

                           Tenant's Initial Monthly Payment Total: $30,879.00.

         The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to Incorporate all of the terms provided under the particular Lease paragraph pertaining to such information, In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.
               Please Initial: Tenant LH ; Landlord
                                     ----          -------------


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
                                TABLE OF CONTENTS

1.       PREMISES AND TERM...............................................................................1
2.       BASE RENT AND SECURITY DEPOSIT..................................................................1
3.       USE/HAZARDOUS SUBSTANCES........................................................................2
4.       TAXES AND OTHER CHARGES.........................................................................3
5.       TENANT'S MAINTENANCE............................................................................4
6.       LANDLORD'S REPAIRS..............................................................................5
7.       MONTHLY COMMON-AREA MAINTENANCE CHARGE..........................................................5
8.       ALTERATIONS.....................................................................................6
9.       SIGNS...........................................................................................6
10.      INSPECTION......................................................................................6
11.      UTILITIES.......................................................................................7
12.      ASSIGNMENT AND SUBLETTING.......................................................................7
13.      INSURANCE, F1RE AND CASUALTY DAMAGE.............................................................8
14.      LIABILITY......................................................................................10
15.      CONDEMNATION...................................................................................10
16.      HOLDING OVER...................................................................................11
17.      QUIET ENJOYMENT................................................................................11
18.      EVENTS OF DEFAULT..............................................................................11
19.      REMEDIES.......................................................................................12
20.      LANDLORD'S LIEN................................................................................14
21.      MORTGAGES......................................................................................14
22.      LANDLORD'S DEFAULT.............................................................................14
23.      MECHANIC'S AND OTHER LIENS.....................................................................14
24.      NOTICES........................................................................................15
25.      MISCELLANEOUS..................................................................................16
26.      LIABILITY OF LANDLORD..........................................................................17
27.      ADDITIONAL PROVISIONS..........................................................................17

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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into by and between Riggs Bank N.A., as Trustee of the Multi-Employer Property Trust, hereinafter referred to as "Landlord", and Rosetta Biosystems, a Delaware corporation, hereinafter referred to as "Tenant";

                                   WITNESSETH

1.       PREMISES AND TERM.

         A. In consideration of the obligation of Tenant to pay Rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord those certain Premises as outlined in red on Exhibit "A" attached hereto (hereinafter referred to as the "Premises") and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way appertaining to the Premises and together with the buildings and other improvements situated or to be situated upon land described in Exhibit "B" attached hereto.

         B. TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter defined, and ending thereafter as specified in the Basic Lease Information, attached hereto, (the "Lease Term").

         C. The "Commencement Date" shall be the Scheduled Term Commencement Date shown in the Basic Lease Information, attached hereto and incorporated herein by reference, or the date upon which the Premises shall have been vacated by the current tenant (Procyte Corporation), whichever is later. The Landlord will use good faith efforts to secure the removal of the current tenant from the Premises before the close of business on July 1, 1997 (if no holdover agreement is executed between Landlord and current tenant), or July 15, 1997 (if holdover agreement is executed between Landlord and current tenant). If the Premises shall not be available for occupancy as aforesaid by the Scheduled Term Commencement Date, Tenant's obligations to pay Rent and its other obligations for payment under this Lease shall commence on the date the Tenant occupies the Premises, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. Landlord shall notify Tenant in writing as soon as Landlord deems the Premises ready for occupancy. The Tenant accepts the Premises in "as-is" condition subject to all faults and deficiencies (and as further set forth In Exhibit C hereto). Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, specifying the Commencement Date and the rent commencement date, in recordable form.

2.       BASE RENT AND SECURITY DEPOSIT.

         A. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction or set off, for the entire Lease Term hereof at the rate specified in the Basic Lease Information, payable in monthly installments. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated on the basis of the number of days in said month.

         B. In addition, Tenant agrees to deposit with Landlord on the date hereof a cash security deposit in the amount specified in the Basic Lease Information, which sum shall be held by Landlord, without

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obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, not the last month's Rent nor a measure of Landlord's damages in the event of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, or to perform any obligation required of Tenant under the Lease, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Further security provisions are contained in Additional Paragraph 32: Letter of Credit).

3.       USE/HAZARDOUS SUBSTANCES.

         A. USE. The Premises shall be used only for the purposes of research and development (laboratory), general office, receiving, storing, shipping, assembly, light manufacturing, and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Subject to the provisions of this Lease dealing with Access Laws, Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives including but not limited to those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the Premises are situated or unreasonably interfere with their use of their respective Premises. In addition to any other remedies Landlord may have for a breach by Tenant of the terms of this paragraph 3, Landlord shall have the right to have Tenant evicted from the Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. In the event Tenant's use of the Premises shall result in an increase in insurance premiums, Tenant shall be solely responsible for said increase.

         B. HAZARDOUS SUBSTANCES.

                  (1) Tenant agrees that neither Tenant nor its employees, agents, licensees or invitees will store, place, generate, manufacture, refine, handle, or locate on, in or around the Premises any Hazardous Substances, as defined below, except for the storage, handling and use of Hazardous Substances of types and in quantities as are reasonably necessary for the operation of Tenant's business as described in the paragraph of this Lease setting forth permitted uses; provided that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to all applicable fire, safety and insurance requirements, (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of the Tenant's operation in the Premises and reasonable and appropriate for first-class industrial office parks located in the 1-405 Corridor market area,
(c) no fluid Hazardous Substances shall be stored in above-ground or below-ground tanks or drums in the Premises or in sealed containers larger than five (5) gallons, and (d) no Hazardous Substance shall be spilled or disposed of on, in or around the Premises or the building of which the Premises

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is a part (the "Building") or any area adjacent thereto; provided further that, in no event will Tenant be permitted to store, handle or use on, in or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Premises or the Building, unless (i) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord, (ii) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance, and (iii) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's sole and absolute discretion. Tenant shall indemnify, defend and hold harmless the Landlord from and against any and all loss, liability, damage, expense, cost, claim or injury arising out of any breach of any provision of this paragraph, including, but not limited to, attorneys' fees, laboratory testing fees, personal injury claims, clean-up costs, and environmental consultants' consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may be appropriately brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

                  (2) The term "Governmental Requirements" means any and all statutes, ordinances, codes, laws, rules, regulations and directives of the United States, the state in which the Premises is located, any political subdivision of that state or any board, agency or authority associated with any such governmental entity, including, but not limited to, the regulations of the fire department having jurisdiction over the Premises, excepting only the Americans with Disabilities Act of 1990 as now or hereafter amended. The term "Hazardous Substance(s)" means asbestos petroleum or petroleum based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or hereafter defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any federal, state, or local governmental entity or agency.

4.       TAXES AND OTHER CHARGES.

A. Tenant agrees to pay its proportionate share of any and all real and personal property taxes, installments of regular and special assessments, license fees, public service impact fees and other charges of any kind and nature whatsoever, payable by Landlord as a result of any public or quasi-public authority, private party, or owner's association levy, assessment or imposition against, or arising out of Landlord's ownership of or interest in, the real estate described in Exhibit "B" attached hereto, together with the Building and the grounds, parking areas, driveways, roads, and alleys around the Building in which the Premises are located, or any part thereof (hereinafter collectively referred to as the "Charges"). During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord (the "Escrow Payment") equal to 1/12 of its proportionate share of the Charges which will be due and payable for that particular calendar year. Any lump sum public service impact fees paid by Landlord shall be amortized over ten (10) years at interest not to exceed twelve percent (12%) Interest per annum, and equal installments of such fee, together with interest accrued thereon, shall be payable monthly as a portion of the Charges. Tenant authorizes Landlord to use the funds deposited by Tenant with Landlord under this paragraph 4 to pay the Charges. Each Escrow Payment shall be due and payable, as additional rent at the same time and in the same manner as the payment of monthly rental as provided herein. The amount of the Initial Monthly Escrow Payment will be specified in the Basic Lease Information. The initial Escrow Payment is based upon Tenant's proportionate share of the estimated Charges for this year, and the monthly Escrow Payment is subject to increase or decrease as determined by the Landlord to reflect an accurate escrow amount of Tenant's estimated proportionate share of the Charges. The Escrow [PHOTOCOPY ERROR] [ACCOUNT?] of Tenant shall be reconciled annually. If Tenant's total Escrow Payments [PHOTOCOPY ERROR] than Tenant's actual pro rata share of the Charges, Tenant shall pay to Landlord upon [PHOTOCOPY ERROR] and the difference; if the Tenant's total Escrow Payments are more than Tenant's actual pro rata share of the Charges, Landlord shall retain such excess and credit it to Tenant's Escrow for the successive year's Charges. Tenant's proportionate share of the Charges shall be computed by multiplying the Charges by a fraction, the numerator of which shall be the number of gross leasable square feet of floor space in the Premises and the

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denominator of which shall be the total applicable gross leasable square footage; or such other equitable apportionment as may be adopted.

         B. If Tenant should fail to pay any Escrow Payments required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Escrow Payments or taxes, assessments, license fees and other Charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable upon demand as additional rental plus interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant.

         C. (1) If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents e~ of the present or any future building or buildings, then all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Charges" for the purposes hereof.

                  (2) Tenant may, alone or along with other tenants of the building containing the Premises, at its sole cost and expense, in its or their own name(s) dispute and contest any Charges by appropriate proceedings diligently conducted in good faith, but only after Tenant and all other tenants, if any, joining with Tenant in such contest have deposited with Landlord the amount so contested and unpaid or their proportionate shares thereof as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which. time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, Interest, penalties and other liabilities associated with the proceeding(s)), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand Tenant's share (as among all Tenants who participated in the contest) of all court costs, interest, penalties and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from and against any cost, damage or expense (including attorney's fees) in connection with any such proceedings.

                  (3) Any payment to be made pursuant to this paragraph 4 with respect to the calendar year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full calendar year as that part of such calendar year covered by the Lease Term bears to a full calendar year.

         D. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

5. TENANT'S MAINTENANCE.

         A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, ordinary wear and tear (of the nature typical of an office tenant) excepted, promptly making all necessary repairs and

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replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor and floor covering, heating and air-conditioning systems, plumbing work and fixtures located within the inside face of the exterior walls of the Premises, termite and pest extermination, regular removal of trash and debris, and keeping the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by Landlord's acts or omissions, condemnation, or fire, tornado, or other casualty, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

         B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, licensees or invitees.

         C. Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. Tenant's parking rights are subject to the provisions of Addendum to Paragraph 5(C). If Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of a common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible Tenant, shall pay the entire cost thereof, upon demand, as additional Rent.

         D. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air-conditioning systems and equipment within the Premises.

6.       LANDLORD'S REPAIRS.

         After reasonable notice from Tenant, Landlord shall make any necessary repairs to the roof, exterior walls, and foundations, and the costs thereof shall be shared as provided in paragraph 7; provided, that the costs of any such repairs which constitute capital repairs under generally accepted accounting standards shall be amortized, together with twelve percent (12%) interest, over the useful life of the repaired item, and Tenant shall only be required to pay its share of the portion of said amortized costs attributable to the term of this Lease (including any exercised option terms). Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licensees or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have a reasonable opportunity and time to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

7.       MONTHLY COMMON-AREA MAINTENANCE CHARGE.

         Tenant agrees to pay as an additional charge each month its proportionate share of the cost of operation and maintenance of the Common Area which shall be defined from time to time by Landlord. Common Area costs which may be incurred by Landlord, at its discretion, may include, but not be limited to, costs incurred for lighting, water, sewage, trash removal, exterior painting, exterior window cleaning, accounting, policing, sweeping, services negotiation, a customary third-party property management fee not to exceed 5% of rentals, sewer lines, plumbing, paving, landscape maintenance, plant material replacement, maintenance and repair of parking areas, driveways, alleys, dock boards, truck doors, dock bumpers, downspouts, gutters, and other like charges, and for administration of the items set forth in this paragraph.

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Landlord shall maintain the Common Areas in reasonably good condition and repair. The proportionate share to be paid by Tenant of the cost of operation and maintenance of the Common Area shall be computed on the ratio that the gross leasable square feet of the Premises bears to the total applicable gross leasable square footage or such other equitable apportionment as may be adopted by Landlord. Tenant shall make monthly or other periodic payments based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable upon delivery of notice thereof. The initial Common-Area Maintenance Charges, subject to adjustment as provided herein, shall be due and payable, as additional rent, at the same time and in the same manner as the time and manner of the payment of monthly rental as provided herein. The amount of the initial monthly Common-Area Maintenance Charge shall be as specified in the Basic Lease Information.

8.       ALTERATIONS.

         A. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging the Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant at its cost may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Premises.

         B. Notwithstanding anything to the contrary contained herein, Landlord agrees that the. Tenant shall not be responsible for, and Landlord shall hold Tenant harmless against, any costs of cleanup or removal arising from or associated with any hazardous material existing in, on or throughout the Premises, as of the date Tenant occupies the Premises pursuant to the terms of this Lease.

9.       SIGNS.

         Tenant shall not install signs upon the Premises without Landlord's prior written approval, and any such signage shall be subject to any applicable governmental laws, ordinances, regulations and other requirements, including the Kirkland 405 Corporate Center Sign Policy attached as Exhibit H. Tenant shall remove all such signs by the termination of this Lease. Any installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration caused by such installation and/or removal.

10.      INSPECTION.

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         A. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available.

         B. Tenant shall give written notice to Landlord at least thirty (30) days prior, to vacating the Premises and shall arrange to meet with Landlord for a joint Inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for the purposes of determining Tenant's responsibility for repairs and restoration. it shall be the responsibility of Tenant, prior to vacating the Premises, to clean and repair the Premises and restore them to the condition in which they were in upon delivery of the Premises to Tenant at the Commencement Date, reasonable wear and tear (of the nature typical of an office tenant) excepted. Cleaning, repair and restoration shall include, but not be limited to, removal of all trash, cleaning and repainting of walls, where necessary, cleaning of carpet and flooring, replacement of light bulbs and tubes, cleaning and wiping down of all fixtures, maintenance and repair of all heating and air-conditioning systems, and all similar work, which shall be done at the latest practical date prior to vacation of the Premises.

11.      UTILITIES.

         Landlord agrees to provide at its cost water, electricity and gas service connections into the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of alt charges jointly metered with other premises. The Landlord may, at its option and expense, cause to be installed a separate water meter to monitor water and sewer Charges for the Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

12.      ASSIGNMENT AND SUBLETTING.

         A. Tenant shall have the right, voluntarily or involuntarily, to assign, convey, transfer, mortgage or sublet the whole or any part of the Premises under this Lease without with the prior written consent of Landlord, which consent shall not be unreasonable withheld. Landlord's rights to withhold consent to any proposed assignment or sublease are specifically set forth in Addendum to Paragraph 12(A), below. In the event Tenant applies to Landlord for consent to assign, convey, transfer or sublet the Premises, Landlord may condition such consent upon the right to receive one-half of the profit, if any, which Tenant may realize on account of such assignment, conveyance, transfer or sublease of the Premises. For purposes of this paragraph, "profit" shall mean any sum which Tenant receives from the assignee, sublessee or transferee is required to pay, or which is credited to Tenant as rent in excess of the rents required to be paid by Tenant to Landlord under this Lease, less all of Tenant's reasonable costs in obtaining such assignment or sublease, including without limitation leasing commissions, attorneys' fees, tenant improvements and tenant credits and allowances. Landlord also reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Tenant within twenty (20) days after receipt of Tenant's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Tenant's request hereunder. In the event that Landlord shall not elect to recapture and shall thereafter give its consent, in addition to any fees paid to outside parties assisting Tenant in subletting or assignment, Tenant shall pay Landlord Landlord's agent a fee of $500.00, plus Landlord's reasonable attorneys' fees, if any, to reimburse Landlord for processing and leasing costs incurred in connection with such consent.

         B. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, transfer or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

13.      INSURANCE, F1RE AND CASUALTY DAMAGE.

         A. Landlord agrees to maintain insurance covering the Building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraph 13(C-E) below, such insurance shall be for the sole benefit of Landlord and under its sole control. In the event the insurance policy shall contain a deductible, Tenant shall be liable for and pay its pro rata share of any deductible withheld from insurance proceeds or payable under the terms of the insurance policy in the event of a claim or insured loss thereunder. Landlord acknowledges that damage, caused by an event or condition for which Landlord has failed to procure any insurance at all, shall not be deemed to be a "deductible" for purposes of the preceding sentence.

         B. Tenant agrees to pay its proportionate share of Landlord's cost of carrying fire and extended coverage insurance ("Insurance") on the building. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to one-twelfth of its proportionate share of the Insurance on the buildings and grounds which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited by it with Landlord under this paragraph to pay the cost of such Insurance. Each Insurance Escrow Payment shall be due and payable, as additional rent, at the same time and manner of the payment of the monthly rental as provided herein. The initial share of the estimated insurance for this year, and the monthly Insurance Escrow Payment, is subject to increase or decrease as determined by Landlord to reflect an accurate monthly escrow of Tenant's estimated proportionate share of said Insurance. The Insurance Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Insurance Escrow Payments are less than Tenant's actual pro rate share of the Insurance, Tenant shall pay to Landlord upon demand the difference; if the total Insurance Escrow Payments of Tenant are more than Tenant's actual pro rate share of the Insurance, Landlord shall promptly refund the balance of such excess to Tenant after first crediting the excess to the next monthly payment by Tenant for its proportionate share of Taxes and Insurance. Tenant's cost of insurance shall be computed by multiplying the cost of Insurance by a fraction, the numerator of which shall be the number of gross leasable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage. The amount of the initial monthly Insurance Escrow Payment will be as specified in the Basic Lease Information.

         C. If the Building of which the Premises are a part,. should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         D. If the Building of which the Premises are a part, should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. If the casualty event or condition is isolated to the Building, and does not damage other improvements or real property, Landlord shall give notice to Tenant in writing of its determination to terminate this Lease within sixty (60) days following the date of the occurrence of such damage. However, if the casualty event or condition damages improvements or real property in addition to the Building, Landlord shall give notice to Tenant in writing of its determination to terminate this Lease within ninety (90) days following the date of the occurrence of such damage.

         E. If the Building of which the Premises are a part, should be damaged by any peril covered by the Insurance to be provided by Landlord under subparagraph 13(A) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions and other improvements which may have been placed in, or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

         F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the Insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         G. Each of Landlord and Tenant hereby release each other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of Insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the Insurance proceeds payable under such policies. Landlord and Tenant agree that they will request their respective Insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

14.      LIABILITY.

         Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees or visitors, or of any other person entering upon the Premises, or caused by the building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without (imitation the trustee and beneficiaries if Landlord is a trust), Landlord's employees, agents, servants, guests, invitees and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorneys' fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant's obligation to indemnify Landlord under this paragraph 14 includes an obligation to indemnify for losses resulting from death or injury to Tenant's employees, and Tenant accordingly hereby waives any and all immunities it now has or hereafter may have under any Industrial Insurance Act, or other worker's compensation, disability benefit or other similar act which would otherwise be applicable in the case of such a claim. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of Insurance, at its sole Cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death) and in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible Insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

15.      CONDEMNATION.

         A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

         B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive the entire award. Tenant shall be entitled to make a claim in any condemnation proceedings which does not reduce the amount of Landlord's award, for the value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant.

16.      HOLDING OVER.

         Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Base Rent in effect on the termination date, plus all additional rental as defined herein, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

17.      QUIET ENJOYMENT.

         Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good fee or leasehold title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

18.      EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default by Tenant under this Lease:

         A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall Continue for a period of five (5) days from the date such payment was due. On no more than two occasions each lease year (from commencement date to anniversary thereof, and from anniversary date to anniversary date), Tenant's failure to pay as provided in the preceding sentence shall not constitute an event of default unless such failure continues for five days after Tenant receives written notice (which may be delivered by facsimile) from Landlord of Tenant's failure to make any such payment when due.

         B. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         C. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

         E. Tenant shall desert or vacate any substantial portion of the Premises for more than 14 consecutive days, unless, prior to such desertion or vacation, Tenant shall have delivered to Landlord written notice of its intent to continue to comply with all of its obligations under this Lease.

         F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant, or such longer period (of no more than 90 days) as is reasonably necessary to complete the cure, so long as the same is commenced within the 20-day period and pursued In good faith.

19.      REMEDIES.

         Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

         A. If Landlord terminates this Lease because of Tenant's default, Landlord shall have the right to recover from Tenant as damages:

                  (i) The worth at the time of award of unpaid rent and other sums due and payable which had been earned at the time of termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent and other sums which would have been payable after termination but before the time of award exceeds the amount of such rent loss that can be reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the regularly scheduled term and any exercised extensions thereof after the time of award exceeds the amount of such rent loss that can be reasonably avoided; plus

                  (iv) Any other amount which is necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, including, without limitation, any costs or expense reasonably incurred by Landlord: (1) in retaking possession of the Premises; (2) In maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new Tenant or Tenants; (3) for leasing commissions; or (4) for any other costs necessary or appropriate to relet the Premises.

                  (v) The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) is computed by allowing interest at the rate of twelve percent (12%) per annum on the unpaid rent and other sums due and payable from the due date or dates thereof (or the termination date If not yet due) through the date of award. The "worth at the time of award" of the amount referred to in subparagraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

         B. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

         C. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the expiration date of the .Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall only be required to undertake commercially reasonable efforts to relet the Premises and collect rent from any such tenant. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

         D. Enter upon the Premises, by force If necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the willful acts of Landlord.

         E. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorney's fees. Damage shall include, without limitation, all rents lost, all legal expenses and other related costs reasonably incurred by Landlord following Tenant's default, all costs reasonably incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions and the value of Landlord's time) reasonably incurred by Landlord, plus interest thereon from the date of expenditure until fully repaid at the rate of eighteen percent (18%) per annum.

         F. In the event Tenant fails to pay any installment of rent, additional rent or other charges hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment, and the failure to pay such late charge within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated idamages or as limiting Landlord's remedies in any manner.

         G. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided Constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Lease Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

20.      LANDLORD'S LIEN.

         In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph 20 at public or private sale. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord shall not unreasonably refuse to subordinate the non-statutory portion of the security interest granted herein to the interest of entities providing operational or purchase-money financing to Tenant.

21.      MORTGAGES.

         Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon7 provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's Interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

22.      LANDLORD'S DEFAULT.

         In the event Landlord should become in default in any payment due on any such mortgage described in paragraph 21 hereof or in the payment of taxes or any other item which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this Lease, Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this paragraph 22 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

23.      MECHANIC'S AND OTHER LIENS.

         Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising Out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

24.      NOTICES.

         Unless otherwise specifically provided in this Lease, each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         LANDLORD:                                            TENANT:

         Riggs Bank N.A.                             Rosetta Biosystems
         c/o Trammell Crow Company                   12040 - 115th Ave NE
         626 120th Avenue N.E., Suite B104           Kirkland, WA 98034
         Suite 210 Bellevue, WA 98005

         with a copy to:                             with a copy to:

         Riggs Bank N.A./MEPT                        Bill Ericson
         808 17th Street N.W.                        Venture Law Group
         P.O. Box 96202                              4750 Carillon Pt
         Washington, D.C. 20090-6202                 Kirkland, WA 98033
         Attn:  Leanne Tobias

         Marc Winters
         McNaul Ebel Nawrot Helgren & Vance
         600 University Street Suite 2700
         Seattle, WA 98101-3143

If and when included within the term "Landlord", as used in this Lease, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this Lease, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

25.      MISCELLANEOUS.

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease, and each party hereby covenants to the other that the person signing this Lease on its behalf is duly authorized to do so, and that this Lease is the binding and enforceable act of each party.

         C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease .and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

         E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air-conditioning systems and equipment therein, in the condition and repair in which Tenant is obligated to maintain them. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of

Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this paragraph 25(F).

         G. If any clauses or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         H. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         I. During the term of this Lease and any subsequent option periods, Landlord shall have the right to request and obtain Tenant's current financial statements with reasonable advance notice. Tenant shall comply with Landlord's request for financial statements in a reasonable time frame not to exceed thirty
(30) days from the date of request.

26.      LIABILITY OF LANDLORD.

         Tenant agrees that no trustee, officer, employee, agent or individual partner of Landlord, or its constituent entities, shall be personally liable for any obligation of Landlord hereunder, and that Tenant must look solely to the interests of Landlord, or its constituent entities in the subject real estate, and any rents, sale proceeds, insurance proceeds, condemnation awards and other proceeds thereof for the enforcement of any claims against Landlord arising hereunder.

27.      ADDITIONAL PROVISIONS.

         The addendum and Additional Paragraph(s) attached hereto are hereby incorporated and made a part of this Lease. In the event of any conflict between the terms of the Addendum and the terms of the printed form portion of this Lease, the terms of the Addendum shall control.

LANDLORD:                                            TENANT:

Riggs Bank N.A., as trustee of the      Rosetta Biosystems, a Delaware
Multi-Employer Property Trust           corporation


By:      /s/ Leanne Tobias              By:      /s/ Leroy Hoop
   -------------------------------         -----------------------------
         Leanne Tobias                           Its:     CEO
Its:     Vice President                    -----------------------------




STATE OF WASHINGTON        )
                           )ss.
COUNTY OF KING             )

         On this 20th day of February, 1997, before me, a Notary Public in and for the State of Washington, personally appeared Leanne Tobias, to me known to be the Vice President of Riggs Bank N.A., formerly known as The Riggs National Bank of Washington, D.C., Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument and acknowledged said Instrument to be the free and voluntary act and deed of said national banking association as trustee for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                                     /s/  Chris E. Tucker
                            -------------------------------------------------
                            Name:    Chris E. Tucker
                                 --------------------------------------------
                            Notary Public in and for the State of Washington,
                            residing at   Seattle
                                       ----------------
                            My commission expires   3/15/00
                                                 -------------------

[SEAL]


STATE OF WASHINGTON        )
                           )ss.
COUNTY OF KING....         )

         On this 21st day of February, 1997, before me, the undersigned, a Notary Public in and for said county and state, personally appeared Leroy Hood, to me known to be the CEO of Rosetta BioSystems, Inc., and acknowledged that he executed the foregoing agreement on behalf of such corporation and for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute such agreement.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                            Name:    Denise M. Hoopes
                                 --------------------------------------------
                            Notary Public in and for the State of Washington,
                            residing at   MONROE
                                       --------------------------------------
                            My commission expires   10/9/00
                                                 ----------------------------

[SEAL]

                          ADDENDUM TO LEASE AGREEMENT:
                         Riggs Bank N.A., as trustee of
                        the Multi-Employer Property Trust
                                       and
                   Rosetta BioSystems, a Delaware Corporation

ADDENDUM TO PARAGRAPH 5(C).  PARKING.

         Tenant shall be allowed to use approximately 2.3 parking stalls per 1,000 rentable square feet, on a first-come, first-serve basis. Landlord will undertake commercially reasonable efforts to increase the no-cost parking available to Tenant, but shall not be liable for any failure to do so.

ADDENDUM TO PARAGRAPH 12(A). SUBLEASE.

         With respect to Landlord's consent to sublease in the first sentence of Paragraph 12(A), it shall not be unreasonable for MEPT Landlord to withhold its consent for any one or more of the following reasons:

         (a) The proposed subtenant is or will be unwilling or unable to execute and deliver to Landlord ERISA Representations as set forth in Additional Paragraph 28 of this Lease, or Landlord believes that the proposed sublease would constitute a prohibited transaction under or otherwise violate ERISA;

         (b) The proposed subtenant does not, in Landlord's good faith judgement, have financial worth or creditworthiness sufficient to Insure Its full and timely performance under the proposed sublease;

         (c) Landlord has, in its reasonable opinion, received insufficient evidence of the financial worth or creditworthiness of the proposed subtenant to make the determination set forth in subparagraph (b) above;

         (d) In Landlord's reasonable opinion, the proposed subtenant has a track record of engaging in disputes in contractual relations, falling to observe and perform its contractual obligations in a timely and complete manner or of negative business relations in the business community for or otherwise as a tenant of property;

         (e) Landlord has had prior negative leasing experience with the proposed subtenant. Landlord shall provide evidence of said negative leasing experience to Rosetta Tenant upon request;

         (f) The use of the Premises by the proposed subtenant will not be in conformance with existing law;

         (g) In Landlord's reasonable judgment,, the proposed subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Kirkland 405 Corporate Center, or that is not compatible with the businesses of other tenants in the Center or that is inappropriate for the Center, or that will violate any negative covenant as to use contained in any other lease of space in the Center, provided, that Landlord agrees that a sublease to an entity affiliated with Tenant and engaged in research, development and/or laboratory work would not violate this sub-section, and that vivarium use is generally not incompatible;

         (h) Tenant is in material default of any obligation of Tenant under the Lease, or Rosetta has materially defaulted under the Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;

         (i) Landlord does not approve of any of the tenant improvements required for the proposed subtenant, and such disapproval is reasonable; or

         (j) Landlord has had active contact with the proposed subtenant, In the six (6) months preceding Tenant's request, regarding the leasing by the proposed subtenant of other, comparable space in any buildings owned by Landlord in the metropolitan area in which the Premises is located.

ADDITIONAL PARAGRAPH 28.  ERISA.

         Tenant represents and warrants to Landlord that, with the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement: (a) with: (1) The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust; (2) the Multi-Employer Property Trust; (3) The National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (4) Alameda Industrial Properties Joint Venture; (5) Harman International Business Campus Joint Venture; (6) Beaverton-Redmond Tech Properties; (7) Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (8) Goldbelt Place Joint Venture; (9) Boca 1515; (10) Arboretum Lakes-i, L.L.C.; (ii) Village Green of Rochester Hills Associates L.L.C.; or (12) Pine Street Development, L.L.C.; or (b) involving any property in which the entities named in clauses (a)(1), (a)(2) or (a)(3) are known by the Tenant to have an ownership interest.

ADDITIONAL PARAGRAPH 29.  ACCESS LAWS AND GOVERNMENTAL REGULATIONS.

         A. As used in this Section, the term "Access Laws" shall mean the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, or any statute, rule, regulation, ordinance, order of governmental bodies or regulatory agencies, or order or decree of any court adopted or enacted with respect to any of the foregoing. The term Access Laws shall include all Access Laws now in existence or hereafter enacted adopted or applicable.

         B. To the best of Landlord's actual knowledge, which is limited to the information available at the office of property manager, the building and the area outside of the Premises are, as of the date hereof, in compliance with Access Laws. If required by law and subject to subparagraph D below, the building and the area outside of the Premises will be brought into compliance with Access Laws at Landlord's cost and expense.

         C. Tenant agrees to notify Landlord immediately if Tenant becomes aware of (a) any condition or situation in or on the Premises which would constitute a violation of any Access Laws, or (b) any threatened or actual lien, action or notice of the Premises not being in compliance with any Access Laws. Tenant shall inform Landlord of the nature of any such condition, situation, lien, action or notice and of the action Tenant proposes to take in response thereto.

         D. Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with (i) bringing the Premises into compliance with the Access Laws if and to the extent such costs and expenses arise out of or relate to a change in Tenant's use of the Premises or modifications, improvements or alterations to the Premises made during the term or any extension of this Lease, and (ii) bringing the Building or Common Areas of the project of which the Building is a part into compliance with the Access Laws if such costs and expenses are required solely because of a change in Tenant's use of the Premises or solely because of modifications, improvements or alterations to the Premises made during the term or any extension of this Lease. Any cost or expense to bring the Premises, the Building or Common Areas of the project of which the Building is a part into compliance with Access Laws which is not covered by the preceding sentence and which is paid for or incurred by Landlord shall be amortized over the useful economic life of the improvement (not to exceed ten (10) years) at an interest rate of twelve percent (12%) per annum, and Tenant shall pay equal monthly installments of such amortized cost or expense, together with interest accrued thereon, as a portion of the monthly common area maintenance charges described elsewhere in this Lease.

         E. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and expenses (including attorneys' fees), arising directly or indirectly from or out of, or in any way connected with any activity on or use of the Premises, the Building or the Common Areas by Tenant, its agents, employees, contractors, invitees, or subtenant, which activity or use results in the Premises violating any applicable Access Laws.

         F. The provisions in subparagraphs A through E of this Additional Paragraph 29 shall supersede any other provisions in this Lease regarding Access Laws to the extent inconsistent with the provisions of such provisions. The provisions of this Additional Paragraph 29 shall survive the expiration of the Lease Term or the termination of this Lease for any other reason whatsoever.

ADDITIONAL PARAGRAPH 30.  EXCULPATORY PROVISION.

         Landlord has executed this Lease by its Trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building, and any rents, sale proceeds, insurance proceeds, condemnation awards and other proceeds thereof, and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any and all partners, officers, agents, employees, trustees, investment advisors and consultants of Landlord have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and all persons claiming by, through or under Tenant.

 ADDITIONAL PARAGRAPH 31.  OPTION TO RENEW.

         So long as there is no monetary event of default default, or material non-monetary event of default then existing under the Lease, and subject to the terms and conditions of this Additional Paragraph 31, Tenant shall have one (1) Option to Renew the term of the Lease for a period of three (3) years ("Option Term"). If the Option to Renew referenced in the preceding sentence is exercised during any applicable cure period following an event, which with the passage of time or the giving of notice, or both, would constitute en event all of default, then such exercise shall be void and of no further force or effect unless the cure is fully completed within the applicable cure period, but in no event later than the expiration or earlier termination of the Lease. Except as set forth in this Additional Paragraph 31, all terms and conditions of the Lease shall remain the same during the Option Term except The Monthly Base Rent at the end of the initial term as defined in Paragraph 2 of the Lease, shall be adjusted as to the then-current market Rent for comparable biotechnology laboratory space in the Kirkland, Redmond, or Bothell/Northcreek Area of like quality, size and amenities. In no event will the Rent for the Option Term be less than the Rent for the month preceding the expiration of the initial Lease Term. Unless otherwise agreed, there shall be no rent concessions or tenant improvements. For purposes of this Additional Paragraph 31 the Option to Renew the term for a period of three (3) years Is referred to as the "Option to Renew."

As a condition to the Tenant's right to exercise the Option to Renew, Tenant shall give Landlord written notice of its intent to exercise its Option to Renew at least nine (9) months but not more than ten (10) months prior to the expiration of the initial Lease Term ("Notice Period"), together with Tenant's determination ("Tenant's Determination") of the Prevailing Fair Market Base Rental Rate ("PFMBRR"). If Tenant timely delivers notice of its Intent to exercise its Option to Renew but fails to timely deliver Tenant's Determination, said attempt to exercise the Option to Renew shall be ineffective. If Landlord does not agree with Tenant's Determination, Landlord shall provide Tenant with notice of its determination of the PFMBRR ("Landlord's Determination") within twenty days of Landlord's receipt of Tenant's Determination. If Landlord fails to provide Landlord's Determination within such time, the PFMBRR for the Option Term shall be that set forth in Tenant's Determination.

         If Landlord and Tenant each timely submit their respective Determinations as set forth above, said Determinations are different, and the parties are unable to agree upon the PFMBRR within sixty days of Tenant's receipt of Landlord's Determination, the parties shall within fifteen days together appoint a mutually acceptable arbitrator or, if they are unable to agree upon such an arbitrator, shall apply to the American Arbitration Association for the designation of an arbitrator (the "Arbitrator") in the Seattle; Washington metropolitan area to render a final determination of the PFMBRR. Unless otherwise agreed by the parties, the Arbitrator shall be a real estate appraiser or consultant who shall be a M.A.I. member and who shall have at least fifteen years continuous experience in the business of appraising commercial office buildings in the greater Seattle area. The Arbitrator shall conduct such hearings and Investigations as the Arbitrator shall deem appropriate and shall, within sixty days after having been appointed, choose either the Landlord's or Tenant's Determination (the "Option Term Base Rent"), and that choice by the Arbitrator shall be final and binding upon the parties. The party whose Determination is not chosen shall pay all the fees and expenses of the Arbitrator and the American Arbitration Association, if any. The Arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

         In the event that Landlord's and Tenant's PFMBRRs differ by ten percent or less (based on the higher number), then the PFMBRR shall not be determined by arbitration, but shall instead be set by taking the average of the parties' Determinations.

         If for any reason the Option Term Base Rent has not been arrived at prior to the commencement of the Option Term, Tenant shall pay each month as Base Rent the lower of the two Determinations until the Option Term Base Rent is finalized, at which point Tenant will immediately pay to Landlord any rent differential.

         Any determination of the PFMBRR, whether by Tenant or Landlord, shall include a statement of the elements of rent included In such determination (whether tenant improvement allowances, free rent, common area cost allowances, or otherwise) sufficient to permit a calculation of the effective rent of the Premises.

         Upon determination of the Option Term Base Rent, the payment of Monthly Base Rent due for the first month of the Option Term shall be deposited with Landlord.

         In addition to the provisions set forth above, the Option to Renew shall be conditioned upon the following: (i) at the time of Tenant's notice to Landlord of its intent to exercise the Option to Renew, and continuing thereafter until the commencement of the Option Term, Tenant shall have been In possession of and occupying the Premises for the conduct of its business therein and there shall have been no assignment of this Lease or subletting of all of the Premises; and (ii) the notice of the Intent to exercise shall constitute a representation and promise by Tenant to Landlord effective as of the date of the notice that Tenant does not intend to and shall not seek to assign the Lease in whole or in part, or sublet all or any portion of the Premises, at any time during any remaining Initial Lease Term or the Option Term, the election to extend the term being for purposes of utilizing the Premises for Tenant's purposes in the conduct of Tenant's business therein. This Option to Renew is personal to Rosetta BioSystems and shall not apply to any subtenant, assignee or licensee.

ADDITIONAL PARAGRAPH 32.  LETTER OF CREDIT.

         A. Prior to, or upon, execution of this Lease Tenant shall provide an unconditional, irrevocable, on-sight Letter of Credit ("LOC") in the amount of Three Hundred and Seventy-Five Thousand Dollars ($375,000.00), issued by Silicon Valley Bank, in the form attached to this Lease as Exhibit I. The LOC shall name Landlord as beneficiary. The LOC shall remain in full force and effect as follows: the Lease is validly terminated by Landlord (pursuant to the terms of this Lease) as the result of the occurrence of a material breach by Tenant of the Lease, the LOC shall remain in full force and effect for one year after the date of said termination; and if the Lease term expires without Tenant being in material default thereof at that time, the LOC shall remain in full force and effect until that time. The LOC shall be renewed at least annually, and my be in such lower amounts at each renewal as consented to by Landlord. In addition, Landlord will consider in good faith eliminating the LOC requirement at such time as Tenant has received, in Landlord's reasonable opinion, significant financing and has reserved therefrom sufficient funds to satisfy Its obligations under the Lease.

         B. If Landlord has not received written notification from the issuer of the LOC, at least five days before the date on which any required renewal of the LOC is to occur, that it will cause the LOC to be renewed as required by the Lease, then, regardless of whether Landlord has suffered or incurred any damages at that point, Landlord shall be entitled to draw down the entire amount of the LOC prior to its expiration as security for Tenant's performance of its Lease obligations. Upon any reinstatement of the LOC thereafter, Landlord shall return all withdrawn amounts (other than any amounts to be retained to compensate Landlord for any actual damages suffered or incurred by Landlord at that point) to the Issuer.

         C. Landlord or its agents shall have the right to draw upon the LOC for the purpose of compensating Landlord for actual damages, suffered or incurred (or to be suffered or incurred) by Landlord and which are caused by Tenant's failure to perform, or delay in performance of, any of its obligations under the Lease. Landlord may draw upon the LOC at such time, and from time to time, as its actual damages have been reasonably determined by Landlord.

ADDITIONAL PARAGRAPH 34, BROKER'S FEES.

         Landlord shall be responsible for payment of any reasonable broker's fees incurred as a result of the execution of this Lease. Tenant represents that its sole broker for the purpose of this paragraph 34 is CB Commercial Real Estate Group, Inc., attn: Paul Sweeney, 110 - 110th Avenue N.E., Suite 100, Bellevue, WA 98004.

                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE is made this 1st day of July 1998, by and between Riggs & Company, a division of Riggs Bank NA., as Trustee of the Multi-Employer Property Trust (the "Landlord") and Rosetta Inpharmatics, Inc., a Delaware Corporation (the "Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 19, 1997, for space in Building G, Suite 210 of the Kirkland 405 Business Center, (the "Premises"), as more filly described in the Lease; and

WHEREAS, Tenant desires to expand the Premises and modify the Lease.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Landlord and Tenant hereby agree as follows:

         1. The Lease is hereby amended to reflect that effective February 1, 1999, the Premises shall be increased by approximately 5,440 rentable square feet to a total rentable area of approximately 24,119 rentable square feet as outlined in red on Exhibit A attached hereto (herein referred to as the "Expanded Premises").

         2. The Lease Term for the Expanded Premises shall be a period of 41 months commencing February 1, 1999 and expiring July 1, 2002.

         3. Landlord hereby acknowledges receipt of the sum of $2,400.00 as an additional security deposit.

         4. Effective February 1, 1999, monthly Base Rent as provided for in Paragraph 2 of the Lease Shall be increased by $ 6,573.00 per month for months 1-21, and $6,800 per month for months 22-41, and the Rent schedule for the Expanded Premises shall be as outlined below.

         5. Total monthly Rent, including the Rent as described in Paragraph 2 of the Lease, plus the increase in Rent required for the Expansion Space shall be:

------------------------------------------------------------------------------------------------------------
           DATE               ORIGINAL PREMISES RENT          EXPANSION SPACE RENT         TOTAL BASE RENT
------------------------------------------------------------------------------------------------------------
    2/1/99 -- 10/31/00             $26,479.00/Mo.                 $6,573.00/Mo.             $33,052.00/Mo.
------------------------------------------------------------------------------------------------------------
     11/1/00 -- 7/1/02             $26,479.00/Mo.                 $6,800.00/Mo.             $33,279.00/Mo.
------------------------------------------------------------------------------------------------------------

          6. The Landlord agrees to provide a tenant improvement allowance equal to $5.50 per rentable square foot, or $29,920.00 for improvements to the Premise. Tenant shall reimburse Landlord for all costs associated with the tenant improvements in excess of the allowance described herein except for space planning services.

          7. Tenant hereby affirms that on the date hereof no known breach or known default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect.

          8. Except as expressly modified above, all terms and conditions of the Lease REMAIN in full force and effect and are hereby ratified and confirmed.

LANDLORD:                                   TENANT:

Riggs & Company, a division of              Rosetta Inpharmatics, Inc.
Riggs Bank NA., as Trustee of the           a Delaware Corporation
Multi-Employer Property Trust

By:      /s/                                By:            /s/
   --------------------------------            ---------------------------------
Its: Managing Director                      Its:           Sr. Vice President
                                                --------------------------------

STATE OF WASHINGTON                  )
                                     )ss.
COUNTY OF KING                       )

         On this 8th day of July, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared John J. King, to me known to be the person who signed as Sr. V.P. of Rosetta Inpharmatics, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act. and deed of said corporation for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute said instrument on behalf of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first as above written.

                                                /s/
                                       ----------------------------------------
                                       NOTARY PUBLIC,
                                       residing at       Seattle
                                                  -----------------------------
                                       My appointment Expires    5/20/99
                                                             ------------------

DISTRICT OF COLUMBIA________________)
                                    )SS.

         On this 24th day of November, 1998, before me, a Notary Public in and for the District of Columbia, personally appeared Leanne Tobias, to me known to be the Managing Director of Riggs & Company, a division of Riggs Bank N.A., formerly known as The Riggs Bank of Washington, D.C., Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument as______________ , and acknowledged said instrument to be the free and voluntary act. and deed of said national banking association as Trustee and______________, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                              Name:    Denise Hart-Gamble /s/
                                   ---------------------------------------------
                              Notary Public in and for the District of Columbia,
                              Residing at       Riggs Bank N.A.
                                         ---------------------------------------
                              My commission Expires      March 31, 2003
                                                   -----------------------------

                            SECOND AMENDMENT TO LEASE


THIS SECOND AMENDMENT TO LEASE is made this 1st day of May, 1999, by and between Riggs & Company, a division of Riggs Bank NA., as Trustee of the Multi-Employer Property Trust (the "Landlord") and Rosetta Inpharmatics, Inc., a Delaware Corporation (the "Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 19, 1997, and First Amendment to Lease dated July 1, 1998, for space in Building G, Suite 210 of the Kirkland 405 Business Center, (the "Premises"), as more fully described in the Lease; and

WHEREAS, Tenant desires to expand the Premises and modify the Lease.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Landlord and Tenant hereby agree as follows:

         1. The Lease is hereby amended to reflect that effective May 1, 1999, the Premises shall be increased by approximately 1,407 rentable square feet to a total rentable area of approximately 25,516 rentable square feet as outlined in red on Exhibit A attached hereto (herein referred to as the "Expanded Premises").

         2. The Lease Term for the Expanded Premises shall be a period of 37 months commencing May 1, 1999 and expiring July 1, 2002.

         3. Effective May 1, 1999, monthly Base Rent as provided for in Paragraph 2 of the Lease and previously modified in First Amendment to Lease dated July 1, 1998, shall be increased by $1,843.00 per month for months 1-11, and $2,080.00 per month for months 12-37, and the Rent schedule for the Expanded Premises shall be as outlined below.

         4. Total monthly Rent, including the Rent as described in Paragraph 2 of the Lease, the revised Rent described in Paragraph 5 of the First Amendment, plus the increase in Rent required for the Expansion Space shall be:


----------------------------------------------------------------------------------------
       DATE         ORIGINAL BASE RENT      EXPANSION SPACE RENT        TOTAL BASE RENT
----------------------------------------------------------------------------------------
5/1/99 -- 3/31/00     $33,052.00/Mo.            $1,843.00/Mo.            $34,895.00/Mo.
----------------------------------------------------------------------------------------
4/1/00 -- 7/1/02      $33,279.00/Mo.            $2,080.00/Mo.            $35,359.00/Mo.
----------------------------------------------------------------------------------------

         5. The Landlord agrees to provide a tenant improvement allowance equal to Ten Thousand and 00/100 ($10,000).00) for improvements to the Premise. Tenant shall reimburse Landlord for all costs associated with the tenant improvements in excess of the allowance described herein.

          6. Tenant hereby affirms that on the date hereof no known breach or known default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect.

          7. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

          8. ADDITIONAL PARAGRAPH 34; Deleted in its entirety from the Lease Agreement dated February 19, 1997.

LANDLORD:                                    TENANT:

Riggs & Company, a division of               Rosetta Inpharmatics, Inc.
Riggs Bank NA., as Trustee of the            a Delaware Corporation
Multi-Employer Property Trust

By:      /s/                                 By:     /s/ John J. King
   ---------------------------------            --------------------------------
Its: Managing Director                       Its:    Sr. Vice President & C.O.O.

                            THIRD AMENDMENT TO LEASE


       THIS SECOND AMENDMENT TO LEASE is made this 6th day of December, 1999, by and between Riggs & Company, a division of Riggs Bank NA., as Trustee of the Multi-Employer Property Trust (the "Landlord") and Rosetta Inpharmatics, Inc., a Delaware Corporation (the "Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 19, 1997, First Amendment to Lease dated July 1, 1998, and Second Amendment to Lease dated May 6, 1999, for space in Building G, Suite 210 of the Kirkland 405 Business Center, (the "Premises"), as more fully described in the Lease; and

WHEREAS, Tenant desires to expand the Premises and modify the Lease.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Landlord and Tenant hereby agree as follows:

         1. The Lease is hereby amended to reflect that effective January 1, 2000, the Premises shall be increased by approximately 3,257 rentable square feet to a total rentable area of approximately 28,773 rentable square feet as outlined in red on Exhibit A attached hereto (herein referred to as the "Expanded Premises").

         2. The Lease Term for the Expanded Premises shall be a period of 30 months commencing January 1, 2000 and expiring July 1, 2002.

         3. Effective January 1, 2000, monthly Base Rent as provided for in Paragraph 2 of the Lease and previously modified in First Amendment to Lease dated July 1, 1998, and Second Amendment to Lease dated May 6, 1999, shall be increased by $4,266.00 per month for months 1-3, and $4,821.00 per month for months 4-30, and the Rent schedule for the Expanded Premises shall be as outlined below.

         4. Total monthly Rent, including the Rent as described in Paragraph 2 of the Lease, the revised Rent described in Paragraph 5 of the First Amendment, the revised Rent described in paragraph 4 of the Second Amendment, plus the increase in Rent required for the Expansion Space shall be:


------------------------------------------------------------------------------------------------------------------------------
           DATE                 ORIGINAL BASE RENT                   EXPANSION SPACE RENT                 TOTAL BASE RENT
------------------------------------------------------------------------------------------------------------------------------
     1/1/00 -- 3/31/00             $34,895.00/Mo.                        $4,266.00/Mo.                     $39,161.00/Mo.
------------------------------------------------------------------------------------------------------------------------------
     4/1/00 -- 7/1/02              $35,359.00/Mo.                        $4,821.00/Mo.                     $40,180.00/Mo.
------------------------------------------------------------------------------------------------------------------------------

          5. The Landlord agrees to provide a tenant improvement allowance equal to Thirty-two thousand five hundred seventy dollars and 00/100 ($32,570.00).00) for improvements to the Premise. Tenant shall reimburse Landlord for all costs associated with the tenant improvements in excess of the allowance described herein.

          6. Tenant hereby affirms that on the date hereof no known breach or known default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect.

          7. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:                                       TENANT:

Riggs & Company, a division of                  Rosetta Inpharmatics, Inc.
Riggs Bank NA., as Trustee of the               a Delaware Corporation
Multi-Employer Property Trust

By:      /s/ Leanne Tobias                      By:      /s/ John J. King
   --------------------------------                -----------------------------
Its: Managing Director                          Its:   Sr. Vice President

STATE OF WASHINGTON                  )
                                     )ss.
COUNTY OF KING                       )

         On this 13th day of December, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared John J. King, to me known to be the person who signed as of Rosetta Inpharmatics, the Sr. V.P. & CO.O. that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act. and deed of corporation for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute said instrument on behalf of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first as above written.

                                                   /s/      Regina R. Warmoth
                                          --------------------------------------
                                          Notary Public in and for the state of
                                          washington
                                          residing at       Seattle
                                                     ---------------------------
                                          My appointment Expires    7/15/02
                                                                ----------------


DISTRICT OF COLUMBIA________________)
                                    )SS.

         On this 22nd day of December, 1999, before me, a Notary Public in and for the District of Columbia, personally appeared Leanne Tobias, to me known to be the Managing Director of Riggs & Company, a division of Riggs Bank N.A., formerly known as The Riggs Bank of Washington, D.C., Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument as Managing Director, and acknowledged said instrument to be the free and voluntary act. and deed of said national banking association as Trustee and she, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                       Name:    Denise Hart-Gamble /s/
                            -----------------------------------------------
                       Notary Public in and for the District of Columbia, Residing at Riggs Bank N.A.
                                  -----------------------------------------
                       My commission Expires      March 31, 2003
                                            -------------------------------

                                    EXHIBIT A

                                  [Building G]

                              ROSETTA INPHARMATICS
                       OPERATING LEASE COMMITMENT SCHEDULE
                                 AS OF 12/31/99


                                                        2000          2001         2002          2003          2004      Thereafter
                                                     ------------ ------------- ------------  ------------ ------------- ----------

Multi-Employer Trust--12040 115th Ave NE, Blg. G       584,307     592,624        299,074           --          --             --

Siemens Medical Systems - 12004 115th Ave NE, Bldg. H   72,072      42,487             --           --          --             --

Acacia Lease - C&R Investments                           9,452          --             --           --          --             --

Acacia Lease - C&R Overaa                                9,000          --             --           --          --             --

Ikon Office - Ricoh Copier                               3,363       1,121

Toshiba - Fax                                              744         496

Toshiba - (2) Copiers                                    5,229          --

Pitney Bowes - Mail machine                              2,376       1,188

         Totals                                        686,543     637,916        299,074           --          --             --
                                                     ------------ ------------- ------------  ------------ ------------- ----------
                                                     ------------ ------------- ------------  ------------ ------------- ----------

MULTI-EMPLOYER SUPPORT


                                                          Monthly Amounts
                                      ========================================================
                                            Base            Triple Net
                                            Rent             Expenses             Total
                                      ------------------ ------------------  -----------------
1/1/00 - 3/31/00                            39,161             8,767               47,928
4/1/00 - 12/31/00                           40,180             8,767               48,947
1/1/01 - 12/31/01                           40,180             9,205               49,385
1/1/02 - 7/1/09                             40,180             9,666               49,846


Note - triple net expenses for 1001-2001 are based on 2000 rate, increased 5% each year.

Note - includes all amounts through amendment 3 (amendment 3 for the Omni space)

SIEMENS SUPPORT


                                                         Monthly Amounts
                                      ========================================================
                                            Base            Triple Net
                                            Rent             Expenses             Total
                                      ------------------ ------------------  -----------------
1/1/00 - 12/31/00                            4,736             1,270                6,006
1/1/01 - 7/31/01                             4,736             1,334                6,070

Note - triple net expenses for 2001 are based on 2000 rate, increased 5%.

IKON OFFICE SOLUTIONS-IKON CAPITAL
Ricoh 4527 Copier 48 month lease-04/97
 .093 excess copies


                                                Monthly Amounts
                                      =====================================
                                            Base
                                            Rent               Total
                                      ------------------ ------------------
01/01/2000 - 12/31/2000                      280.27           3363.24
01/01/01 - 7/31/2001                         280.27           1121.08

TOSHIBA EASY LEASE
Fax machine with memory and cassette
36 month lease 08/03/98


                                                Monthly Amounts
                                      =====================================
                                            Base
                                            Rent               Total
                                      ------------------ ------------------
01/01/2000 - 12/31/2000                       62               744
01/01/01 - 07/31/2001                         62               496

TOSHIBA EASY LEASE
Two (2) Copy machines lease with sorter
36 month lease 07/10/97


                                                Monthly Amounts
                                      =====================================
                                            Base
                                            Rent               Total
                                      ------------------ ------------------
01/01/2000 - 07/31/2000                      747              5229

PITNEY BOWES CREDIT CORP.
Mail machine and postage by phone
51 month lease 06/17/97


                                                Monthly Amounts
                                      =====================================
                                            Base
                                            Rent               Total
                                      ------------------ ------------------
01/01/2000 - 12/31/2000                      198              2376
01/01/2001 - 06/30/2001                      198              1188